UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 12, 2003









                            PTS, INC.
     (Exact name of registrant as specified in its charter)

      Nevada             000-25485          88-0380544
     (State of          (Commission      (I.R.S. Employer
   Organization)        File Number)    Identification No.)



3220 Westleigh Ave., Las Vegas, Nevada              89102
(Address of principal executive offices)         (Zip Code)

                         (702) 210-1881
       Registrant's telephone number, including area code


ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective May 12, 2003, PTS, Inc. (the "Company") dismissed Merdinger, Fruchter, Rosen & Co., P.C. ("MFRC") and replaced it with Weinberg & Company, P.A. ("Weinberg") as the Company's independent accountants engaged to audit its financial statements for the fiscal year ending December 31, 2002. The decision to change accountants was approved by the Company's Board of Directors.

MFRC's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, however the reports did contain a going concern explanatory paragraph.

During the Company's two most recent fiscal years, and any subsequent interim period preceding such change in accountants, there were no disagreements with MFRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K), and there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the Company's two most recent fiscal years, and any subsequent interim period preceding such change in accountants, neither the Company nor anyone on its behalf consulted Weinberg regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event (as described in the preceding paragraph).

The Company has requested that MFRC review the above disclosure and furnish the Company with a letter addressed to the Commission attesting to its agreement with the disclosure or containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

ITEM 7    EXHIBITS

The following exhibit is filed as part of this Report in accordance with the provision of Item 601 of Regulation S-B.

Number    Description

  16.1         Letter from Merdinger, Fruchter, Rosen & Co., P.C.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PTS, INC.


                                   By:
                                   Peter Chin, President

                                   Date:  May 20, 2003